UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

Tyson Foods, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 29, 2014, Tyson Foods, Inc. (“Tyson”) entered into letter of commitment (the “Original Commitment Letter”) pursuant to which Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) committed to provide (i) a 364-day senior unsecured bridge credit facility in an aggregate principal amount of US$6.75 billion (the “Bridge Facility”) and (ii) a 364-day senior unsecured backstop revolving credit facility in an aggregate principal amount of US$1 billion (the “Revolver Backstop Facility”). On June 2, 2014, we amended and restated the Original Commitment Letter (the “First A&R Commitment Letter”) to add JPMorgan Chase Bank, N.A. (“JPM Chase”) as a party thereto (JPM Chase, together with Morgan Stanley, are hereafter referred to as the “Arrangers”).

On June 9, 2014, we amended and restated the First A&R Commitment Letter (the “Second A&R Commitment Letter”) to increase the Bridge Facility to US$8.2 billion (the “Increased Bridge Facility”, and together with the Revolver Backstop Facility, the “Credit Facilities”) and to remove certain conditions to the Arrangers’ commitment to provide the Credit Facilities. Tyson’s obligations under the Credit Facilities will be unconditionally guaranteed by Tyson Fresh Meats, Inc.

The Increased Bridge Facility is intended to finance Tyson’s potential acquisition of The Hillshire Brands Company (the “Acquisition”) to the extent that Tyson does not issue, incur or borrow unsecured debt, term loans, equity, equity-linked or other securities to finance the Acquisition.

The Revolver Backstop Facility is intended to replace the Credit Agreement, dated as of August 9, 2012, among Tyson, as borrower, the subsidiary borrowers party thereto, the lenders party thereto and JPM Chase, as administrative agent (as amended, restated, amended and restated, supplemented or modified, the “Existing Revolving Facility”) in the event that, prior to the Closing Date (as defined in the Second A&R Commitment Letter), the Existing Revolving Facility is not amended to, among other things, permit the consummation of the Acquisition.

The Arrangers’ commitment to provide the Credit Facilities is subject to certain conditions, including the negotiation and execution of definitive documentation, the truth and accuracy of the Acquisition Agreement Representations (as defined in the Second A&R Commitment Letter) and the Specified Representations (as defined in the Second A&R Commitment Letter), the absence, subject to certain exceptions, of any Acquired Business Material Adverse Effect (as defined in the Second A&R Commitment Letter), and other customary closing conditions more fully set forth in the Second A&R Commitment Letter.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Second A&R Commitment Letter, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Exhibit No.     Description

10.1	Second amended and restated commitment letter entered into as of June 9, 2014, among Tyson Foods, Inc., Morgan Stanley Senior Funding, Inc. and JPMorgan Chase Bank, N.A

ADDITIONAL INFORMATION AND WHERE TO FIND IT
The tender offer (the “Offer”) has not yet commenced. Accordingly, this communication is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell any shares of the common stock of The Hillshire Brands Company (“Hillshire”) or any other securities. On the commencement date of any Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related materials, will be filed with the United States Securities and Exchange Commission (the “SEC”) by Tyson Foods, Inc. (“Tyson”) and HMB Holdings, Inc., a wholly owned subsidiary of Tyson, and a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by Hillshire.  The offer to purchase shares of Hillshire common stock will only be made pursuant to the offer to purchase, letter of transmittal and related materials filed with the SEC by Tyson as part of its Schedule TO. Investors and security holders are urged to read both the tender offer statement and the solicitation/recommendation statement regarding the Offer, as they may be amended from time to time, when they become available, because they will contain important information about the Offer, including its terms and conditions, and should be read carefully before any decision is made with respect to the Offer. Investors and security holders may obtain free copies of these statements (when available) and other materials filed with the SEC at the website maintained by the SEC at www.sec.gov, or by directing requests for such materials to the information agent for the Offer, which will be named in the tender offer statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TYSON FOODS, INC.
Date: June 10, 2014

By:	/s/ R. Read Hudson
Name:	R. Read Hudson
Title:	Vice President, Associate General Counsel & Secretary